UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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United Therapeutics Corporation
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Filed by United Therapeutics Corporation under Rule 14a-12
Under the Securities and Exchange Act of 1934
Commission File No. 000-26301

EXPLANATORY NOTE

The following are excerpts from United Therapeutics Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, related to the company’s plan to seek shareholder approval to become a Delaware public benefit corporation. The excerpts contain only those portions of the document related to the PBC conversion. The Quarterly Report on Form 10-Q was filed on August 4, 2021 with the U.S. Securities and Exchange Commission.

Recent Developments

As announced in the proxy statement for our 2021 annual meeting of shareholders, and discussed further in the preliminary proxy statement on Schedule 14A we filed with the SEC on July 14, 2021, we plan to hold a special meeting of shareholders in 2021 to seek shareholder approval of an amendment to our restated certificate of incorporation to become a Delaware public benefit corporation (PBC). A Delaware PBC is a for-profit corporation whose certificate of incorporation identifies one or more specific public benefits that it will seek to promote in addition to shareholders’ financial interests. We believe this change will: help align our legal form with our longstanding commitment to serve our patients; enhance our ability to recruit and retain top talent; reinforce our standing and credibility with regulators and stakeholders; attract more of the rapidly growing pools of duration, impact, and environmental, social, and governance (ESG)-screened capital; and therefore enhance our ability to create excellent and sustainable value for our shareholders. This proposed conversion is a logical extension for us. In 2015, we formed the first-ever PBC subsidiary of a public biopharmaceutical company, called Lung Biotechnology PBC, chartered in Delaware with the express purpose of “address[ing] the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply.”

Risk Factors

In 2021, we plan to seek shareholder approval to convert to a Delaware public benefit corporation (PBC). Conversion may not result in the benefits that we anticipate, will require our directors to balance the interest of shareholders with other interests, and may subject us to additional litigation and other risks.

We plan to hold a special meeting of shareholders in 2021 to seek shareholder approval of an amendment to our restated certificate of incorporation to become a PBC. While our Board believes that our conversion to a PBC is in the best interest of shareholders, our status as a PBC, if approved, may not result in the benefits that we anticipate. For example, we may not be able to achieve our public benefit purpose or realize the expected positive impact from being a PBC.

One of the primary distinctions between a PBC and a traditional Delaware for-profit corporation is that, in making decisions, the directors of a PBC have an obligation to balance the financial interests of shareholders, the interests of stakeholders materially affected by the PBC’s conduct, and the pursuit of the corporation’s specific public benefit purpose(s). The application of this balancing obligation may allow our directors to make decisions that they could not have made pursuant to the fiduciary duties applicable prior to PBC conversion. There is no guarantee that our Board will resolve conflicts among the financial interests of our shareholders, our specific public benefit purpose, or stakeholders materially affected by our conduct, in favor of our shareholders’ financial interests. For instance, in a sale of control transaction, our Board would be required to consider and balance the factors listed above and might choose to accept an offer that does not maximize short-term shareholder value due to its consideration of other factors. This requirement of Delaware PBC law may make our company a less attractive takeover target than a traditional for-profit corporation, and a less attractive investment for certain activists and hedge fund investors.

A Delaware PBC must also provide its shareholders with a statement, at least every other year, as to the PBC’s assessment of the success of its efforts to promote its public benefit purpose and the best interests of those materially affected by the PBC's conduct. If the public perceives that we are not successful in our public benefit purpose, or that our pursuit of our public benefit purpose is having a negative effect on the financial interests of our shareholders, that perception could negatively affect our reputation, which could adversely affect our business, results of operations and stock price. In addition, Delaware's PBC statute may be amended to require more explicit or burdensome reporting requirements that could increase the time and expense required to comply.

As a Delaware PBC, we may be subject to increased litigation risk.

Shareholders of a Delaware PBC (if they, individually or collectively, own the lesser of (1) two percent of the PBC’s outstanding shares; or (2) shares with a market value of $2 million or more on the date the lawsuit is instituted) can file a derivative lawsuit claiming the directors failed to balance shareholder and public benefit interests. Traditional Delaware for-profit corporations are not subject to this potential liability. If our PBC conversion is approved, we may be subject to increased derivative litigation, which may be costly and require management’s attention, which may adversely affect our financial condition and results of operations. In addition, there is currently limited case law involving PBCs (including case law interpreting and applying the balancing obligation of PBC directors), which may expose us to additional litigation risk generally until additional case law develops or additional legislative action is taken.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

United Therapeutics Corporation (the Company), its directors and certain executive officers are participants in the solicitation of proxies in connection with the proposed conversion of the Company to a Delaware public benefit corporation (the PBC Conversion). The Company will file a definitive proxy statement for a special shareholders meeting (the Special Meeting Proxy Statement) and other relevant documents with the Securities and Exchange Commission (the SEC) regarding the PBC Conversion. The Company’s shareholders are urged to read the Special Meeting Proxy Statement and any other relevant documents when they are available because they will contain important information about the PBC Conversion.

Once filed with the SEC, a copy of the Special Meeting Proxy Statement and other relevant documents will be available on the SEC’s website at http://www.sec.gov. In addition, shareholders may obtain free copies of the Special Meeting Proxy Statement (when it becomes available) and the other documents filed by the Company with the SEC by requesting them in writing from United Therapeutics, Investor Relations, 1040 Spring Street, Silver Spring, Maryland 20910, by telephone at (301) 608-9292, or from the “Investor Relations” section of the Company’s website, http://ir.unither.com/financials-filings.

Information regarding the Company’s directors and executive officers, including their ownership of common stock of the Company, can be found in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on July 14, 2021. Shareholders will be able to obtain additional information regarding the Company’s directors and executive officers, including their interests relating to the proposed conversion, by reading the Special Meeting Proxy Statement and other relevant documents that the Company will file with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

Statements included in this document that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs and expectations about future outcomes and include, among others, statements about: our plans to hold a special meeting of shareholders to seek shareholder approval of the PBC conversion and the expected effects and benefits of a PBC conversion. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that may cause our actual results to differ materially from anticipated results, including, among others, risks: that our shareholders do not approve the PBC conversion; of public perception that we are not successful in our public benefit purpose, or that our pursuit of our public benefit purpose is having a negative effect on the financial interests of our shareholders; that Delaware’s PBC statute is amended to require more explicit or burdensome reporting requirements; of litigation alleging our directors failed to balance shareholder and public benefit interests; that we do not achieve the expected benefits of the PBC conversion; and the other risks and uncertainties described in our periodic reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of August 4, 2021 and assume no obligation to update or revise the information contained in this document whether as a result of new information, future events, or any other reason.